Exhibit 99.1

Tecnoglass Announces Pricing of Secondary Offering of Ordinary Shares by Energy Holding Corporation

BARRANQUILLA, Colombia – May 17, 2023 – Tecnoglass Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), today announced the pricing of the previously announced underwritten public offering by Energy Holding Corporation (“Selling Stockholder”) of an aggregate of 2,000,000 ordinary shares of Tecnoglass at the public offering price of $43.00 per share. In addition, the Selling Stockholder has granted the underwriters a 30-day option to purchase up to an additional 300,000 ordinary shares. All of the ordinary shares to be sold in the proposed offering are being offered by the Selling Stockholder. The Company will not receive any proceeds from the sale of the ordinary shares being offered by the Selling Stockholder.

Baird, Raymond James and Stifel are acting as lead joint book-running managers for the offering. B. Riley Securities and D.A. Davidson & Co. are acting as co-managers for this offering.

The securities described above are being offered pursuant to an automatic shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 16, 2023. The offering was made only by means of a prospectus supplement and accompanying prospectus that forms part of the registration statement referred to above. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the final prospectus supplement and accompanying prospectus related to the offering may be obtained from Robert W. Baird & Co. Incorporated, Attn: Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, syndicate@rwbaird.com, telephone: (800) 792-2473; Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com; or Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, email: Syndprospectus@stifel.com. You may also obtain these documents by visiting the SEC’s website at www.sec.gov.

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural glass, windows, and associated aluminum products serving the multi-family, single-family, and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 4.1 million square foot, vertically integrated, and state-of-the-art manufacturing complex provides efficient access to nearly 1,000 customers in North, Central and South America, with the United States accounting for 96% of total revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), and Pabellon de Cristal (Barranquilla).

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding future financial performance, future growth, future acquisitions and the completion, timing and size of the proposed public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the SEC, including those set forth in the risk factors section of the prospectus supplement used in connection with the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. All forward-looking statements contained in this press release speak only as of the date on which they were made. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s preliminary prospectus supplement to be filed with the SEC on May 16, 2023, including the documents incorporated by reference therein, which include the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and its other periodic reports filed with the SEC.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com